Investor Contact: Alex Ovshey
Graphic Packaging Holding Company
404-710-8431

Graphic Packaging Holding Company Reports Second Quarter 2016 Results
Highlights

•	Q2 Earnings per Diluted Share increased to $0.24 versus $0.17 in the prior year period.

•	Q2 Adjusted Earnings per Diluted Share were $0.19, unchanged versus the prior year period.

•	Q2 Net Income increased to $77.8 million versus $57.6 million in the prior year period.

•	Q2 Adjusted EBITDA increased to $195.2 million versus $192.1 million in the prior year period.

•	Share repurchases were $37.0 million in Q2 and $82.0 million year-to-date through June 30th.

ATLANTA, GA, July 26, 2016. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage and consumer product companies, today reported Net Income for second quarter 2016 of $77.8 million, or $0.24 per share, based upon 322.5 million weighted average diluted shares. This compares to second quarter 2015 Net Income of $57.6 million, or $0.17 per share, based on 330.9 million weighted average diluted shares.
Second quarter 2016 Net Income was positively impacted by a discrete tax benefit of $22.4 million which was partially offset by $4.7 million (net of a $2.4 million tax benefit) of business combinations and other special charges. When adjusting for these charges, Adjusted Net Income for the second quarter of 2016 was $60.1 million, or $0.19 per diluted share. This compares to second quarter 2015 Adjusted Net Income of $61.3 million or $0.19 per diluted share.
“We delivered second quarter results that met our high expectations,” said President and CEO Michael Doss. “Net sales were up 4.4% driven primarily by acquisitions, while volumes in our core business remained stable. Adjusted EBITDA was $195.2 million, up slightly compared to the prior year period of $192.1 million, despite the expected

$15 million negative impact from planned downtime taken to upgrade a paperboard machine at our West Monroe facility. We continue to execute on our operating performance programs across the organization and remain firmly committed to our culture of continuous improvement and cost reduction. We achieved $21.0 million in performance improvements in the quarter, and $37.5 million year-to-date.”
“While we remain keenly focused on day to day execution, we had a busy quarter as we successfully completed the paperboard machine upgrade at West Monroe, which supports sales from recent acquisitions and downstream converting efficiencies. We completed the Colorpak transaction and continued to integrate our recent acquisitions. The acquisitions also enabled us to announce the closures of our higher cost Menasha, WI and Piscataway, NJ converting operations, which will occur by year end. These actions are consistent with the key initiatives we are pursuing to drive continued EBITDA growth over the near and medium term.”

Operating Results
Net Sales
Net Sales increased 4.4% to $1,103.2 million in the second quarter of 2016, compared to $1,057.1 million in the prior year period. The $46.1 million increase was driven by $60.9 million of improved volume/mix, primarily related to acquisitions. The net sales increase was partially offset by $8.2 million of unfavorable foreign exchange rates and $6.6 million of lower pricing.
Attached is supplemental data showing Net Tons Sold for the first and second quarters of 2016 and each quarter of 2015.
EBITDA
EBITDA for second quarter of 2016 was $188.1 million, or $1.0 million higher than the second quarter of 2015. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA increased 1.6% to $195.2 million in the second quarter of 2016 from $192.1 million in the second quarter of 2015. When comparing against the prior year quarter, Adjusted EBITDA in the second quarter of 2016 was positively impacted by $21.0 million of improved net operating performance and $4.1 million of favorable volume/mix. These benefits were partially offset by $8.2 million of other inflation (primarily labor and benefits), $7.0 million of unfavorable foreign exchange rates, $6.6 million of lower pricing and $0.2 million of commodity inflation.

Other Results
Total Debt (Long-Term, Short-Term and Current Portion) decreased $27.1 million during the second quarter of 2016 to $2,287.0 million. Total Net Debt (Total Debt less Cash and Cash Equivalents) increased $9.8 million during the second quarter of 2016 to $2,248.3 million. At quarter end, the Company's Net Leverage Ratio was unchanged at 2.93 times Adjusted EBITDA compared to the end of the first quarter of 2016. The slight increase in Total Net Debt in the second quarter of 2016 was driven by capital spending, the Colorpak acquisition, share repurchases and the quarterly dividend payment.
At June 30, 2016, the Company had available global liquidity of $832.0 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $18.2 million in the second quarter of 2016, up slightly when compared to the $17.8 million reported in the second quarter of 2015.
Capital expenditures for the second quarter of 2016 were $83.0 million compared to $66.3 million in the second quarter of 2015. The increase is primarily the result of investments made in the Company’s paperboard mills, including the successful installation of a new press section and headbox on one of the paper machines in West Monroe, LA.
Second quarter 2016 Income Tax Expense was $10.1 million compared to $35.1 million in the second quarter of 2015. The effective tax rate for the six months ended June 30, 2016 is significantly lower than the statutory rate due to an agreement executed with the Internal Revenue Service.  As a result of this agreement, the Company will amend its 2011 and 2012 U.S. federal and state tax returns and utilize previously expired net operating loss carryforwards.  The Company recorded a discrete tax benefit during the quarter of $22.4 million as a reduction in its net long-term deferred tax liability.

Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Total Net Debt and Net Leverage Ratio is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 am eastern time today (July 26, 2016) to discuss the results of second quarter 2016. To access the conference call, please go to the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com and click the audio webcast link. For those calling from within North America, dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID # 47474552). Replays of the call will be available for one week following the completion of the call and can be accessed by dialing 855-859-2056.
Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, assessments regarding the use of the Company's NOLs, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives and cost reduction plans, the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage and other consumer product companies. The Company operates on a global basis, is one of the largest producers of folding cartons in the United States, and holds leading market positions in coated unbleached kraft paperboard and coated-recycled paperboard. The Company's customers include many of the world's most widely recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2016	2015	2016	2015
Net Sales	$1,103.2	$1,057.1	$2,137.2	$2,065.3
Cost of Sales	898.4	859.1	1,724.7	1,677.7
Selling, General and Administrative	92.7	88.7	181.8	174.1
Other Expense (Income), Net	1.2	(4.8)	2.1	(8.1)
Business Combinations and Other Special Charges	5.3	3.9	15.8	6.1
Income from Operations	105.6	110.2	212.8	215.5
Interest Expense, Net	(18.2)	(17.8)	(35.1)	(34.7)
Income before Income Taxes and Equity Income of Unconsolidated Entity	87.4	92.4	177.7	180.8
Income Tax Expense	(10.1)	(35.1)	(43.3)	(68.7)
Income before Equity Income of Unconsolidated Entity	77.3	57.3	134.4	112.1
Equity Income of Unconsolidated Entity	0.5	0.3	0.9	0.6
Net Income	$77.8	$57.6	$135.3	$112.7

Net Income Per Share — Basic and Diluted	$0.24	$0.17	$0.42	$0.34

Weighted Average Number of Shares Outstanding - Basic	322.1	330.2	323.3	329.9
Weighted Average Number of Shares Outstanding - Diluted	322.5	330.9	324.1	330.9

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	June 30, 2016	December 31, 2015

ASSETS

Current Assets:
Cash and Cash Equivalents	$38.7	$54.9
Receivables, Net	501.2	423.9
Inventories, Net	589.9	557.1
Other Current Assets	39.2	30.9
Total Current Assets	1,169.0	1,066.8
Property, Plant and Equipment, Net	1,746.9	1,586.4
Goodwill	1,267.8	1,167.8
Intangible Assets, Net	488.0	386.7
Other Assets	48.3	48.4
Total Assets	$4,720.0	$4,256.1

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$61.8	$36.6
Accounts Payable	422.0	457.9
Other Accrued Liabilities	242.5	237.7
Total Current Liabilities	726.3	732.2
Long-Term Debt	2,212.9	1,838.9
Deferred Income Tax Liabilities	345.3	266.7
Other Noncurrent Liabilities	348.9	316.6

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 320,018,455 and 324,688,717 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	3.2	3.2
Capital in Excess of Par Value	1,737.6	1,771.0
Accumulated Deficit	(271.3)	(326.8)
Accumulated Other Comprehensive Loss	(382.9)	(345.7)
Total Shareholders’ Equity	1,086.6	1,101.7
Total Liabilities and Shareholders’ Equity	$4,720.0	$4,256.1

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
In millions	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$135.3	$112.7
Non-cash Items Included in Net Income:
Depreciation and Amortization	145.9	139.3
Deferred Income Taxes	31.8	61.7
Amount of Postretirement Expense Less Than Funding	(2.1)	(13.6)
Other, Net	24.2	16.0
Changes in Operating Assets and Liabilities	(88.1)	(138.8)
Net Cash Provided by Operating Activities	247.0	177.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(179.4)	(120.1)
Packaging Machinery Spending	(6.6)	(6.9)
Acquisition of Businesses, Net of Cash Acquired	(328.9)	(113.6)
Other, Net	(2.8)	4.7
Net Cash Used in Investing Activities	(517.7)	(235.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(79.7)	(8.0)
Payments on Debt	(12.5)	(12.5)
Borrowings under Revolving Credit Facilities	843.3	596.4
Payments on Revolving Credit Facilities	(454.5)	(511.3)
Repurchase of Common Stock related to Share-Based Payments	(10.4)	(21.1)
Dividends Paid	(32.4)	(16.4)
Other, Net	(0.3)	(0.4)
Net Cash Provided by Financing Activities	253.5	26.7

Effect of Exchange Rate Changes on Cash	1.0	(2.9)
Net Decrease in Cash and Cash Equivalents	(16.2)	(34.8)
Cash and Cash Equivalents at Beginning of Period	54.9	81.6
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$38.7	$46.8

Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, other special charges and the modification or extinguishment of debt. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2016	2015	2016	2015
Net Income	$77.8	$57.6	$135.3	$112.7
Add (Subtract):
Income Tax Expense	10.1	35.1	43.3	68.7
Equity Income of Unconsolidated Entity	(0.5)	(0.3)	(0.9)	(0.6)
Interest Expense, Net	18.2	17.8	35.1	34.7
Depreciation and Amortization	82.5	76.9	158.2	150.7
EBITDA	188.1	187.1	371.0	366.2
Business Combinations and Other Special Charges (a)	7.1	5.0	17.6	7.2
Adjusted EBITDA	$195.2	$192.1	$388.6	$373.4

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	17.7%	18.2%	18.2%	18.1%

Net Income	$77.8	$57.6	$135.3	$112.7
Business Combinations and Other Special Charges(a)	7.1	5.0	17.6	7.2
Tax Impact of Business Combinations and Other Special Charges	(2.4)	(1.3)	(5.8)	(1.9)
One-time Discrete Tax Item	(22.4)	—	(22.4)	—
Adjusted Net Income	$60.1	$61.3	$124.7	$118.0

Adjusted Earnings Per Share - Basic	$0.19	$0.19	$0.39	$0.36
Adjusted Earnings Per Share - Diluted	$0.19	$0.19	$0.38	$0.36

(a)
For the Three and Six Months Ended June 30, 2016 and 2015, $1.8 million and $1.1 million, respectively, is recorded in costs of sales, for inventory valuation adjustments related to business combinations.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	June 30,	June 30,	December 31,
In millions	2016	2015	2015
Net Income	$252.7	$207.2	$230.1
(Subtract) Add:
Income Tax Expense	105.0	122.5	130.4
Equity Income of Unconsolidated Entities	(1.5)	(1.4)	(1.2)
Interest Expense, Net	68.2	73.8	67.8
Depreciation and Amortization	308.4	291.9	300.9
EBITDA	732.8	694.0	728.0
Loss on Sale of Assets, Net	1.9	9.7	1.9
Business Combinations and Other Special Charges	31.7	17.7	21.3
Loss on Modification or Extinguishment of Debt	—	14.4	—
Adjusted EBITDA	$766.4	$735.8	$751.2

	June 30,	June 30,	December 31,
Calculation of Net Debt:	2016	2015	2015
Short-Term Debt and Current Portion of Long-Term Debt	$61.8	$34.7	$36.6
Long-Term Debt (a)	2,225.2	2,009.7	1,852.6
Less:
Cash and Cash Equivalents	(38.7)	(46.8)	(54.9)
Total Net Debt	$2,248.3	$1,997.6	$1,834.3

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	2.93	2.71	2.44
(a) Excludes unamortized deferred debt issue costs.

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2016

Net Tons Sold (000's)	687.0	721.9
2015

Net Tons Sold (000's)(a)	654.4	697.3	704.1	682.9

(a) 2015 Net Tons Sold adjusted for the shutdown of Jonquière, Québec mill and the West Monroe, LA Paper Machine 5.